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[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.13 AND 3.14 OF THE INDENTURE.](1)

                                    [FORM OF NOTE]

                         TRIARC CONSUMER PRODUCTS GROUP, LLC,
                            TRIARC BEVERAGE HOLDINGS CORP.

                       10 1/4% Senior Subordinated Note due 2009

No.________                                                 CUSIP No. __________

                                                   $ __________


        TRIARC CONSUMER PRODUCTS GROUP, LLC, a Delaware limited liability company (the "Company") and TRIARC BEVERAGE HOLDINGS CORP., a Delaware corporation ("Triarc Beverage" and together with the Company, the "Issuers", which term includes any successor Persons under the Indenture hereinafter referred to), for value received, jointly and severally promise to pay to ___________, or its registered assigns, the principal sum of ___________________ Dollars ($___________), on February 15, 2009.

        Interest Rate:                   10 1/4% per annum.

--------------
(1)  To be included for global notes.

        Interest Payment Dates:          February 15 and August 15 of each year
                                         commencing August 15, 1999.

        Regular Record Dates:            February 1 and August 1 of each year.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

        Date:_________

                                         TRIARC CONSUMER PRODUCTS
                                             GROUP, LLC, as Issuer


                                         By:_________________________
                                            Name:
                                            Title:


                                         TRIARC BEVERAGE HOLDINGS
                                             CORP., as Issuer


                                         By:_________________________
                                            Name:
                                            Title:

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







                (Form of Trustee's Certificate of Authentication)

        This is one of the 10 1/4% Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.



                                         THE BANK OF NEW YORK,
                                               as Trustee



Dated: ______________                    By:_________________________
                                            Authorized Signatory

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



                             [REVERSE SIDE OF NOTE]

                      TRIARC CONSUMER PRODUCTS GROUP, LLC,
                         TRIARC BEVERAGE HOLDINGS CORP.

                    10 1/4% Senior Subordinated Note due 2009

        1. Principal and Interest; Subordination. The Issuers agree, jointly and severally, to pay the principal of this Note on February 15, 2009.

        The Issuers agree, jointly and severally, to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 10 1/4% per annum.

        Interest will be payable semi-annually (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on the Regular Record Date immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 15, 1999.

        Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 25, 1999; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Issuers shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to 1% per annum in excess of the rate of interest applicable to the Notes.

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

        2. Method of Payment. The Issuers will pay interest (except defaulted interest) on the principal amount of the Notes on each February 15 and August 15 to the Persons who are Holders (as reflected in the Register at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuers will

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



make payment to the Holder that surrenders this Note to any Paying Agent on or after February 15, 2009.

        The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Physical Notes, the Issuers will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

        3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar upon written notice thereto. The Issuers, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

        4. Indenture; Limitations. The Issuers issued the Notes under an Indenture dated as of February 25, 1999 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

        The Notes are unsecured senior subordinated obligations of the Issuers. The Indenture limits the initial aggregate principal amount of the Notes to $300,000,000 but permits the issuance of Additional Notes in an unlimited amount subject to compliance with the covenants contained in the Indenture and except as may be limited by applicable law.

        5. Optional Redemption. The Notes may be redeemed at the option of the Issuers, in whole or in part, at any time and from time to time, on or after February 15, 2004, at the following Redemption Prices (expressed in percentages of principal amount on the relevant Redemption Date), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing February 15 of each of the years set forth below:

                  Year                               Redemption Price

2004....................................                105.1250%
2005....................................                103.4167%
2006....................................                101.7083%
2007 and thereafter.....................                100.0000%

        In addition, at any time prior to February 15, 2002, the Issuers may redeem up to 35% of the original principal amount of the Notes, with the proceeds of one or more Qualified Public Equity Offerings, at the redemption price (expressed in percentages of principal amount on the relevant Redemption
Date) of 110.25% plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (i) at least 65% of the aggregate principal amount of the Notes ever issued under the Indenture remains Outstanding and is held, directly or indirectly, by Persons other than the Company and its Affiliates and (ii) such redemption shall occur within 60 days of the applicable Qualified Public Equity Offering.

        If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee on a pro rate basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

        Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder's registered address. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Issuers default in the payment of the Redemption Price.

        6. Repurchase upon a Change in Control and Sale of Assets. Upon the occurrence of (a) a Change in Control, each Holder shall have the right to require that the Issuers repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) and (b) an Asset Disposition, the Issuers may be obligated to make an offer to purchase on a pro rata basis from the Holders the Notes with a portion of the Excess Proceeds of such

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



Asset Sales at a purchase price equal to 100% of the principal amount of such Notes plus accrued interest, if any, to the date of purchase.

        7. Denominations; Transfer; Exchange. The Notes are in fully registered form without coupons, in denominations of $1,000 and any integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

        8. Persons Deemed Owners. A Holder may be treated as the owner of a Note for all purposes.

        9. Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers at their request. After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        10. Discharge Prior to Redemption or Maturity. If the Issuers irrevocably deposit, or cause to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of and premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Issuers will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to redemption or maturity, the Issuers will be discharged from certain covenants set forth in the Indenture.

        11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend the Indenture or the Notes to the extent set forth in the Indenture.

        12. Restrictive Covenants. The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters:
(i) Indebtedness; (ii) Restricted Payments; (iii) distributions from Restricted Subsidiaries; (iv) sales of assets and Subsidiary stock; (v) transactions with Affiliates; (vi) Liens; (vii) Senior Subordinated Indebtedness; (viii) repurchase of Notes upon a Change in Control; (ix) sale or issuance of Capital Stock of Restricted Subsidiaries; (x) Subsidiary Guarantees; and (xi) consolidation, merger and sale of assets. Within 120

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



days after the end of each fiscal year, the Issuers must report to the Trustee on compliance with such limitations.

        13. Successor Persons. When a successor person or other entity (other than an Affiliate of the Issuers) assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

        14. Remedies for Events of Default. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) of the Indenture that occurs with respect to an Issuer) occurs and is continuing under this Indenture, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided, however, that if any Designated Senior Indebtedness is outstanding, such declaration shall not become effective until five (5) Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration. If an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs with respect to an Issuer, the principal of, premium, if any, and accrued interest on the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes by written notice to the Issuers and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the recission would not conflict with any judgment or decree of a court of competent jurisdiction.

        Holders may not enforce the Indenture, the Notes or the Subsidiary Guarantees except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Indenture, the Notes or the Subsidiary Guarantees. The Holders of at least a majority in aggregate principal amount of the Notes then Outstanding may direct the Trustee in the exercise of any trust or power in accordance with the terms of the Indenture.

        15. Subsidiary Guarantees. Except as specified below, each Subsidiary Guarantor irrevocably and unconditionally guarantees (the "Guaranteed Amount"), jointly and severally, on an unsecured senior subordinated basis, the full and punctual payment (whether at Stated Maturity, upon acceleration, optional redemption, upon

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



repurchase following a Change of Control Offer or an Excess Proceeds Offer or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, this Note provided for under this Indenture, and the full and punctual payment of all other amounts payable by the Issuers under the Indenture; provided that, notwithstanding anything to the contrary herein, the aggregate amount of the Obligations guaranteed under the Indenture by any Subsidiary Guarantor shall be limited in amount to the maximum amount that would not render such Subsidiary Guarantor's obligations subject to avoidance under the applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law. Prior to the date when RC/Arby's existing notes have been redeemed (the "redemption date"), the Guaranteed Amount with respect to RC/Arby's and each of its Domestic Restricted Subsidiaries shall be zero. On the redemption date, the Guaranteed Amount with respect to RC/Arby's and each of its Domestic Restricted Subsidiaries shall automatically, and without the need for further action, be the amounts described above in the first sentence of this paragraph (15).

        Each Subsidiary Guarantor's obligations under its Subsidiary Guarantee shall be subordinated in right of payment to all Senior Indebtedness of such Subsidiary Guarantor to the extent and in the manner provided in the Indenture. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

        16. Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries shall acquire or create another Domestic Restricted Subsidiary of the Company after the date of this Indenture, then such acquired or created Domestic Restricted Subsidiary shall become a Subsidiary Guarantor by executing a supplemental indenture.

        17. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and its Affiliates as if it were not the Trustee.

        18. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on this Note.

        19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

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



        The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers, c/o Triarc Companies, Inc., 280 Park Avenue, 41st Floor, New York, New York 10017;
Attention: General Counsel.

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                               [FORM OF TRANSFER NOTICE]

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


------------------------------------------------------------------------------
attorney to transfer such Note on the books of the Issuers with full power of substitution in the premises.

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



                       OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have this Note purchased by the Issuers pursuant to
Section 4.09 or Section 4.13 of the Indenture or in connection with a Permitted Arby's Securitization (as defined in the Indenture), check the box: [ ]

        If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.09 or Section 4.13 of the Indenture or in connection with a Permitted Arby's Securitization, state the amount (in original principal amount) below:

         $ __________________________ .

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:_____________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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